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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 4, 2005


                            NorthWestern Corporation
             (Exact name of registrant as specified in its charter)




            Delaware                       0-692                46-0172280
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)

              125 South Dakota Avenue                           57104
             Sioux Falls, South Dakota                       (Zip Code)
      (Address of principal executive offices)


                                 (605) 978-2908
                         (Registrant's telephone number,
                              including area code)





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Item 8.01      Other Events

On May 4, 2005, NorthWestern Corporation d/b/a NorthWestern Energy, issued a press release announcing that it has reached an agreement in principle with PPL Montana, LLC (PPLM), a subsidiary of PPL Corporation, to settle all claims and counterclaims pending in the case styled Northwestern Corporation vs. PPL Montana, LLC vs. NorthWestern Corporation and Clark Fork and Blackfoot, LLC, Cause No. CV-02-94-BU (SEH) pending in U.S. District Court in Montana and PPLM's claims filed in NorthWestern's bankruptcy proceeding. Under terms of the agreement in principal, NorthWestern will retain its 500 kV Colstrip transmission assets located in east-central Montana and PPLM will pay NorthWestern $9.0 million in cash. The settlement terms are subject to approval by the U.S. Bankruptcy Court for the District of Delaware and shall not be binding until an order is obtained and entered by the Bankruptcy Court and the lawsuit is dismissed by the U.S. District Court in Montana. The press release is attached hereto as Exhibit 99.1.


Item 9.01          Financial Statements and Exhibits

 EXHIBIT NO.       DESCRIPTION OF DOCUMENT
--------------------------------------------------------------------------------
 99.1*             Press Release of NorthWestern Corporation dated May 4, 2005

* filed herewith









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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NorthWestern Corporation


                                    By:   /s/ Roger Schrum
                                          --------------------------------------
                                          Roger Schrum
                                          Vice President - Human Resources and
                                          Communications


Date:  May 9, 2005








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                                Index to Exhibits
                                -----------------

 EXHIBIT NO.       DESCRIPTION OF DOCUMENT
--------------------------------------------------------------------------------
 99.1*             Press Release of NorthWestern Corporation dated May 4, 2005

* filed herewith